UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 10, 2006

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2006 and February 11, 2006, respectively, Hawaiian Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of the registrant (“Hawaiian”), entered into two binding letters of intent providing for the purchase of an aggregate of four used Boeing 767-332 aircraft (the “Aircraft”).

The letter of intent entered into on February 10, 2006 (the “Marathon Letter of Intent”) is with Wilmington Trust Company, as owner trustee, and Marathon Structured Finance Fund, L.P., as owner participant.  Upon the execution of the Marathon Letter of Intent, Hawaiian agreed to enter into an escrow agreement and to deposit a security deposit of $1.5 million for the aircraft (the “Marathon Aircraft”) to be purchased pursuant to the Marathon Letter of Intent, such amount to be held in escrow as a partial prepayment of the purchase price and to be non-refundable except under certain limited circumstances.  The closing of such purchase is subject to certain conditions, which include, among others, negotiation and execution of a definitive purchase and sale agreement, and non-consummation of the pending foreclosure sale of the Marathon Aircraft.  The sale is scheduled to close on or prior to February 22, 2006, time being of the essence.

The letter of intent entered into on February 11, 2006 (the “Q Letter of Intent”) is with Q Aviation, LLC. Upon execution of the Q Letter of Intent, Hawaiian agreed to enter into an escrow agreement and to deposit a security deposit of $1 million for the aircraft to be purchased pursuant to the Q Letter Intent, such amount to be held in escrow as a partial prepayment of the purchase price and to be non-refundable except under certain limited circumstances.  The closing of such purchase is subject to certain conditions, which include, among others, negotiation and execution of a definitive purchase and sale agreement.  The sale is scheduled to close on or prior to March 10, 2006.

The aggregate purchase price for the Aircraft is $31.8 million in cash, a portion of which may be subject to adjustment under certain circumstances.  The press release issued by Hawaiian on February 14, 2006 regarding the above-mentioned letters of intent is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Hawaiian Airlines, Inc. Dated February 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2006

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Peter R. Ingram
Name: Peter R. Ingram
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release of Hawaiian Airlines, Inc. Dated February 14, 2006.